UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 22, 2017

MEDALLION FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

814-00188	04-3291176
(Commission File Number)	(IRS Employer Identification Number)

437 Madison Avenue

New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (212) 328-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01.	OTHER EVENTS.

In the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, filed by Medallion Financial Corp. (the “Company”) with the Securities and Exchange Commission on November 9, 2017, due to a scrivener’s error, the Company showed total assets as $665,420,000 when the correct amount of total assets was $655,420,000. The individual components of the asset section of the balance sheet were correctly stated in the Form 10-Q. The press release dated November 7, 2017, attached as Exhibit 99.1 to the Form 8-K filed by the Company with the Securities and Exchange Commission on November 7, 2017, also showed the correct amount of total assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALLION FINANCIAL CORP.

By:	/s/ Andrew M. Murstein
	Name:	Andrew M. Murstein
	Title:	President

Date: November 22, 2017

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